UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Merge Technologies Incorporated

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Merge Technologies Incorporated
6737 West Washington Street
Milwaukee, Wisconsin 53214-5650
(414) 977-4000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Merge Technologies Incorporated:
          We invite you to attend our 2007 Annual Meeting of Shareholders on May 11, 2007, at 10:00 a.m. Central Time, at the Courtyard Marriot Brookfield, 16855 West Bluemound Road, in Brookfield, Wisconsin. At the Annual Meeting, as we describe in the accompanying Proxy Statement, we will ask you to vote on the following matters:
1.	the election of eleven (11) directors;

2.	the amendment of the Company’s Amended and Restated Articles of Incorporation to change our name to “Merge Healthcare Incorporated”; and

3.	such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.
          You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on March 26, 2007. A Proxy Statement and proxy card are enclosed. Whether or not you expect to attend the Annual Meeting, it is important that you promptly complete, sign, date and mail the proxy card in the enclosed envelope so that you may vote your shares.
By order of the Board of Directors:
Kenneth D. Rardin
President and Chief Executive Officer
Milwaukee, Wisconsin
April [9], 2007
Our 2006 Summary Annual Report (including the Company’s Annual Report on Form 10-K) is enclosed with this Notice and Proxy Statement.

PROXY STATEMENT
FOR THE
2007 ANNUAL MEETING OF SHAREHOLDERS OF
MERGE TECHNOLOGIES INCORPORATED
MAY 11, 2007
          Unless the context otherwise requires, all references in this Proxy Statement to “we,” our,” “us,” or the “Company” are to Merge Technologies Incorporated doing business as Merge Healthcare and its subsidiaries.
Why have I received this Proxy Statement?
          We are furnishing this Proxy Statement to the holders of shares of our Common Stock (whom we refer to as “you” or our “Shareholders”), in connection with the solicitation of proxies by our Board of Directors (which we refer to as our “Board”) for use at the Annual Meeting of Shareholders to be held on May 11, 2007, or any adjournment or postponement thereof. We first sent this Proxy Statement, the enclosed Notice and proxy card to Shareholders on or about April [9], 2007.
When will the Annual Meeting be held?
          The Annual Meeting will be convened at approximately 10:00 a.m. Central Time on May 11, 2007. Any adjournment or postponement thereof will be announced at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
          You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on March 26, 2007. In addition, only shares of our Common Stock represented by properly executed proxies in the accompanying form received by our Board prior to the Annual Meeting will be voted at the Annual Meeting. A complete list of Shareholders eligible to vote will be available for inspection at our offices beginning two (2) business days after the date of this Notice and Proxy Statement.
How many shares will be entitled to vote at the Annual Meeting?
          At the close of business on March 26, 2007, there were 33,901,235 shares of our Common Stock outstanding that have voting rights, including: (i) 31,669,712 shares of our Common Stock, and (ii) one Preferred Series 3 Special Voting Share, which entitles the holder of record of such share to voting rights equal to 2,231,523 shares of our Common Stock. The Preferred Series 3 Special Voting Share was issued by us in connection with our business combination with Cedara Software Corp. (“Cedara”) to provide voting rights to holders of Merge Cedara ExchangeCo Limited Exchangeable Shares, which shares are convertible into shares of our Common Stock. The Preferred Series 3 Special Voting Share will be treated as Common Stock having 2,231,523 votes at the Annual Meeting. Our current directors and named executive officers own 446,822 shares of our Common Stock, or approximately 1.3% of our total outstanding Common Stock, which they intend to vote in favor of the proposals.
How many shares are required to be present at the Annual Meeting?
          A quorum of Shareholders is necessary to hold a valid meeting. The presence in person or representation by proxy at any meeting of our Shareholders of a majority of the outstanding shares of our Common Stock entitled to vote at the meeting constitutes a quorum. If a quorum is not present, then the Annual Meeting may be postponed or adjourned, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

          Under Wisconsin law, broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting, but are not counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs on an item when a broker does not have discretionary voting authority to vote on a proposal and has not received instructions from the beneficial owner of the shares as to how to vote on the proposal.
How will my vote be counted?
          If you specify a choice with respect to any matter to be acted upon in the enclosed proxy and return it to our Board, the shares of our Common Stock represented by that proxy will be voted as specified. If you do not specify a choice in an otherwise properly executed proxy with respect to any proposal referred to therein, the shares of our Common Stock represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of our Board described herein. Votes cast by proxy or in person at the Annual Meeting will be counted by an inspector of election appointed for the Annual Meeting, who will also determine whether or not a quorum is present.
May I change my vote after returning this proxy?
          If you sign and return a proxy in the accompanying form, you may revoke it by: (i) giving written notice of revocation to us before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy before the proxy is voted at the Annual Meeting; or (iii) attending the Annual Meeting and voting your shares of Common Stock in person.
What vote is required to approve the proposals?
          The eleven (11) nominees receiving the highest vote totals of the eligible shares of our Common Stock will be elected as our directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.
          The affirmative vote of holders of a majority of the shares of our Common Stock eligible to vote (i.e., a majority of the shares of our Common Stock issued and outstanding as of the record date) is required for approval of the proposed Amendment to our Amended and Restated Articles of Incorporation, as well as to approve any other matter that is properly brought before the Annual Meeting. Therefore, approval of this proposal will require the affirmative vote of 16,950,619 shares.
Who will pay solicitation costs associated with this proxy statement?
          We will make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares of our Common Stock held of record by those persons. We may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to these beneficial owners. We will bear the cost of soliciting proxies, although we currently do not intend to solicit proxies. In addition to the use of the mail, proxies may be solicited by our directors, officers or employees, who will not be specifically compensated for these services, by means of personal calls upon, or telephonic, telegraphic or facsimile communications with, Shareholders or their representatives.
          The mailing address of our principal executive offices is 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-5650. Our Shareholder email address is shareholderinfo@mergehealthcare.com and our web site is located at www.mergehealthcare.com. The shares of our Common Stock are included for quotation on the NASDAQ Global Market under the symbol “MRGE.”
WE INTEND TO BEGIN MAILING THIS PROXY STATEMENT ON APRIL [9], 2007.

PROPOSAL ONE: ELECTION OF DIRECTORS
          Eleven (11) individuals will be elected at the Annual Meeting to serve as directors until our next Annual Meeting of the Shareholders or otherwise as provided in our Amended and Restated Bylaws adopted on September 6, 2006 (our “By-laws”). The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.
          The following table lists the names of our current directors, each of whom is a candidate for re-election, and their respective ages and positions with us, followed by a brief biography of each individual, including their business experience during the past five years.

Robert A. Barish, M.D.	53	Director
Dennis Brown	59	Director
Michael D. Dunham	61	Chairman of Board
Robert T. Geras	69	Director
Anna Marie Hajek	58	Director
R. Ian Lennox	54	Director
Kevin E. Moley	60	Director
Kevin G. Quinn	52	Director
Ramamritham Ramkumar	55	Director
Kenneth D. Rardin	56	Director, President & Chief Executive Officer
Richard A. Reck	56	Director
          Robert A. Barish, M. D. is Vice Dean for Clinical Affairs and Professor of Emergency Medicine at the University of Maryland School of Medicine. From 1996 to 1998, he served as the chief executive officer of University Care, for University of Maryland Medical. He is a Trustee of the Endowment Fund of the University of Maryland. Dr. Barish holds a B.A. from the University of New Hampshire, an M.D. from the New York Medical College and an M.B.A. from Loyola College. Dr. Barish has served on our Board since our initial public offering in February 1998.
          Dennis Brown served as vice president of finance, chief financial officer and treasurer of Apogent Technologies Inc. (“Apogent”), a New York Stock Exchange company from January 2003 to December 2004. Fisher Scientific International Inc. acquired Apogent in August 2004, and after completion of a transition period, Mr. Brown retired from Apogent in December 2004. From December 2000 through January 2003, Mr. Brown served as a financial consultant to Apogent. Mr. Brown also served as vice president of finance, chief financial officer and treasurer of Apogent’s predecessor, Sybron International Corporation (“Sybron”), a publicly traded company formerly headquartered in Milwaukee, Wisconsin, from January 1993 through December 2000, at which time Sybron’s life sciences group was relocated to Portsmouth, New Hampshire, and Sybron was renamed Apogent. Mr. Brown is a Fellow of the Chartered Institute of Management Accountants (England). Mr. Brown has served on our Board since May 2003 and previously served on our Board from the date of our initial public offering in February 1998 until May 2000.
          Michael D. Dunham has served on our Board since our initial public offering in February 1998 and has been Chairman of the Board since May 2006 (including designation as our principal executive officer from July 2006 until early September 2006). Mr. Dunham is the owner and, since 2002, has served as president of Dunham Global Associates, Ltd., which owns private companies in the software technology industry. Mr. Dunham previously served as senior vice president of industrial and financial systems, IFS NA, a publicly traded Sweden-based corporation that markets and supports manufacturing software systems, from 1999 to May 2006. Mr. Dunham co-founded and served as chief executive officer of publicly traded Effective Management Systems, Inc. between 1978 and 1999. Mr. Dunham is a director of Heartland Group, Inc., a mutual funds holding company. Mr. Dunham also served as a director of the Milwaukee Metropolitan Association of

Commerce from 1991 to 2004. Mr. Dunham holds a B.S. in Electrical Engineering from the University of Denver and a M.M.S. from the Stevens Institute of Technology.
          Robert T. Geras has been a Shareholder since May 1989 and our Director since prior to our initial public offering in 1998. Since January 2004, Mr. Geras has been a director of Capital Growth Systems, Inc., a public reporting holding company for Nexvu Technologies LLC, an application performance management software company. Mr. Geras has been a private venture investor for more than 25 years and has participated as a director of, investor in, and/or advisor to numerous small businesses in fields ranging from medical equipment, computer software, banking, telecommunications, industrial distribution and the internet. He has also assisted in corporate planning, capital formation and management for his various investments. Mr. Geras holds a B.S.B.A. from Northwestern University.
          Anna Marie Hajek has been president and chief executive officer of Clarity Group, Inc., a healthcare risk and quality management company specializing in patient safety solutions and the management of professional liability insurance operations since she co-founded the firm in 2000. From 1995 to 2000, Ms. Hajek served as executive vice president and president of the Healthcare Risk Services Group operating division of MMI Companies, Inc., a New York Stock Exchange company specializing in risk management and liability insurance to the healthcare industry. Ms. Hajek has worked in hospital and academic medical center settings in her capacity as a medical technologist and educator. She received her B. A. with honors from the College of St. Teresa, Winona, Minnesota, and her Masters Degree in Health Professions Education from the University of Illinois at Chicago. She holds an active Medical Technologist Certification from the American Society of Clinical Pathologists. Ms. Hajek joined our Board in May 2001.
          R. Ian Lennox is an investor in the life sciences industry. He is a director of several life sciences companies in North America. From 2000 to 2004, Mr. Lennox held leadership positions at MDS Inc. (“MDS”), first as president and chief executive officer, drug discovery and development, and later as president and chief executive officer, pharmaceutical and biotechnology markets. Prior to joining MDS, he was president and chief executive officer of Phoenix International Life Sciences, a NASDAQ-listed company, and chairman and chief executive officer of Drug Royalty Corporation, a Toronto Stock Exchange listed company. From 1978 to 1997, Mr. Lennox held progressively senior managerial positions at Monsanto Company in the U. S., Europe and Latin America, including six years as president and chief executive officer, Monsanto (Canada), based in Toronto. Mr. Lennox has also served as director of a number of life sciences companies and charitable foundations in North America. Mr. Lennox holds an Honours B. S. degree in physiology and pharmacology and an M.B.A. from the University of Western Ontario. He has also completed the executive management program in finance at the Columbia School of Business. Mr. Lennox joined our Board in August 2005.
          Kevin E. Moley most recently served as U. S. Ambassador representing the United States of America to the United Nations and other international organizations in Geneva from September 2001 to April 2006. Prior to this position, Ambassador Moley was a private investor and served on the board of several public and private companies. Additionally, he served as president and chief executive officer of Integrated Medical Systems Inc., then one of the largest physician networking services, from 1996 to 1998, and was a senior vice president of PCS Health Systems, Inc. from 1993 to 1996. From 1992 to 1993 Ambassador Moley served as Deputy Secretary of the U.S. Department of Health and Human Services (HHS). He began his government career at HHS in 1984. Ambassador Moley previously served on the Company’s Board from 1998 to 2001, and currently serves on the board of directors of Cephalon, a NASDAQ-listed international biopharmaceutical company. Ambassador Moley was appointed to our Board in September 2006.
          Kevin G. Quinn has been, since 1999, president of Wye River Group, Inc., a private investment and advisory company specializing in corporate and public finance. From 1994 to 1999, Mr. Quinn was managing director and head of investment banking at H.C. Wainwright & Co., which served as one of the underwriters of the Company’s initial public offering. Mr. Quinn’s previous positions include Alex. Brown & Sons, where Mr. Quinn served as a managing director and manager of public finance from 1982 to 1994. He currently serves on the boards of directors of several public and private companies, including CareFirst, Inc., one of the largest health care insurers in the mid-Atlantic region, as well as Securities Finance Trust Company and Old Mutual Asset Management Trust Company. Mr. Quinn was appointed to the Board in September 2006. Mr. Quinn earned J.D. and M.B.A. degrees from the University of Maryland and a B.A. from Loyola College.

          Ramamritham Ramkumar was formerly a director of Cedara prior to our business combination with Cedara and has served on our Board since August 2005. Mr. Ramkumar has been a principal shareholder and chairman of the board of Process Research ORTECH, Inc., a metallurgical research and development organization, since 1988, and has held various positions at Reff Incorporated, now a division of Knoll Incorporated, until 1986. From 1988 to 2004, Mr. Ramkumar was president and chief executive officer at Inscape Corporation, formerly Office Specialty, and has held various positions at Clarkson Gordon, now Ernst and Young. Mr. Ramkumar has a Bachelor of Technology from Metallurgical Engineering and an M.B.A. from the University of Toronto. Mr. Ramkumar is a Charter Member of the Toronto chapter of TiE and serves on the board of directors of Toronto Rehabilitation Hospital.
          Kenneth D. Rardin was appointed as a director and President and Chief Executive Officer on September 6, 2006. Mr. Rardin has over 25 years of senior executive management experience in the healthcare information technology, computer software, and computer services industry. From October 2004 to January 2006, Mr. Rardin served as chairman and chief executive officer of Park City Solutions, a leading eHealth company that specialized in electronic health records, systems integration and consulting. Prior to joining Park City Solutions, Mr. Rardin was the managing partner of Rardin Capital Management, a technology and financial consulting company. From October 1992 to October 1998, Mr. Rardin served as chairman of the board and chief executive officer of IMNET Systems, Inc., an electronic healthcare information management system company.
          Richard A. Reck, is the president of Business Strategy Advisors LLC, a business strategy consulting firm, and has served in such capacity since August 2002. Mr. Reck joined the certified public accounting firm of KPMG LLP in June 1973 and remained in their employ until his retirement as a partner in July 2002. He currently serves on the boards of Interactive Intelligence, Inc., a publicly held software company, and Advanced Life Sciences Holdings Inc., a publicly held biopharmaceutical company, as well as the boards of several private and not-for-profit entities. Mr. Reck is a certified public accountant and holds a B.A. in Mathematics from DePauw University and an M.B.A. in Accounting from the University of Michigan. Mr. Reck has been a director of the Company since April 2003.
          We strongly encourage our directors to attend the Annual Meeting of Shareholders. At the 2006 Annual Meeting of Shareholders, all of the directors then serving attended.
          RECOMMENDATION OF THE BOARD: The Board recommends and nominates Dr. Barish, Messrs. Brown, Dunham, Geras, Ms. Hajek, and Messrs. Lennox, Moley, Quinn, Ramkumar, Rardin and Reck for election as directors of the Company by the Shareholders at the Annual Meeting to serve until the next Annual Meeting of Shareholders or as otherwise provided in the By-laws.

CORPORATE GOVERNANCE
Board of Directors – General
          Our Board is required to meet at least once per year, either in person or by telephonic conference. Our Board met thirty-eight (38) times during 2006, eight (8) occasions of which included only the non-employee directors. All of the directors attended at least seventy-five percent (75%) of the meetings of the Board, and at least seventy-five percent (75%) of the meetings of all committees on which they served.
          Our Board has determined that each of Dr. Barish, Ms. Hajek, and Messrs. Brown, Geras, Lennox, Moley, Ramkumar, Quinn and Reck is independent under NASDAQ listing standards. Our Board generally uses the director independence standards set forth by NASDAQ as its subjective independence criteria for directors, and then makes an affirmative determination as to each director’s independence by taking into account other, objective criteria as applicable.
Board Committees
          Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.
          Audit Committee. Our Audit Committee adopted an amended and restated charter in August 2006, to replace the charter which had previously been in effect. The charter is available on our web site at www.mergehealthcare.com. Our Audit Committee recommends engagement of the Company’s independent accountants, approves services performed by these accountants, and reviews and evaluates the Company’s accounting system and its system of internal accounting controls. The Audit Committee met twenty-four (24) times in 2006. The directors who currently serve on the Audit Committee are Mr. Brown, as chair, Messrs. Geras, Ramkumar and Reck. Mr. Brown is the designated financial expert. All of the members of the Audit Committee are “independent,” as defined in Rule 4200 of the Nasdaq Global Market (which we refer to as “Rule 4200”).
          Compensation Committee. Our Compensation Committee does not have a formal written charter. Our Compensation Committee is responsible for reviewing the compensation of our executive officers and providing recommendations to our Board relating to such compensation. This committee also reviews and administers stock option and other equity grants under our stock option plans. The directors who currently serve on our Compensation Committee are Ms. Hajek, as chair, Dr. Barish, and Messrs. Lennox and Reck. All of the members of the Compensation Committee are currently “independent”, as defined in Rule 4200. Our Compensation Committee met twenty-one (21) times in 2006.
          We did not utilize the services of any compensation consultants in determining the amount or form of executive and director compensation in 2006.
          Nominating Committee. Our Nominating Committee has a formal written charter, which is available on our web site at www.mergehealthcare.com. Our Nominating Committee nominates candidates for our Board and will consider nominees recommended by Shareholders. The Nominating Committee met four (4) times in 2006. The directors who currently serve on our Nominating Committee are Dr. Barish, as chair, Ms. Hajek and Mr. Lennox, each of whom are “independent,” as defined in Rule 4200.
Nominating Committee Composition and Procedures
          The Nominating Committee will consider for nomination as a director candidates recommended by Shareholders, directors, officers, third-party search firms and other sources. In evaluating candidates, the Nominating Committee considers the attributes of the candidate (including public company background, healthcare and information technology experience, integrity, strategic contribution, and ability to devote requisite time) and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating Committee will consider individuals recommended by Shareholders for nomination as a director in accordance with the procedures described in our By-laws. Shareholders submitted no candidates for nomination for election as a director to our Nominating Committee in connection with the 2007

Annual Meeting. According to our By-laws, a Shareholder must give advance notice and furnish certain information in order to submit a nomination for election as a director. Any shareholder who wishes to present a candidate for consideration by our Nominating Committee should send a timely notice identifying the name of the candidate and summary of the candidate’s qualifications, along with other supporting documentation, in each case as described in Section 2.13 of our By-laws, to the Nominating Committee.
Policies and Procedures Governing Related Person Transactions
          In March 2007, our Board adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	a “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our Common Stock or any of their immediate family members; and

•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.
          Each of our executive officers, directors or nominees for director is required to disclose to our Audit Committee certain information relating to related person transactions for review, approval or ratification by our Audit Committee. Disclosure to our Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. Our Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of our Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to our full Board.
          Because the policies and procedures were first adopted in March 2007, the relationship described below under “Related Person Transactions” was not approved or ratified pursuant to the terms of the policy.
Related Person Transactions
          Through June 30, 2006, Michael D. Dunham served as a member of the audit committee of the board of directors of Merchants & Manufacturers Bancorporation Inc. (“MMB”), and as a director of the board of directors of Lincoln State Bank, the bank subsidiary of MMB with which we have depository accounts. Mr. Dunham resigned from the boards of directors of MMB and Lincoln State Bank effective June 30, 2006.
Code of Ethics and Whistleblower Policy
          We have adopted a Code of Ethics that applies to all of our directors, employees and officers, including our principal executive officer, our principal financial officer, our controller and persons performing similar functions. Our Code of Ethics and the related Whistleblower Policy are available on our web site at www.mergehealthcare.com. Future material amendments or waivers relating to the Code of Ethics and/or the corresponding Whistleblower Policy will be disclosed on our web site referenced in this paragraph within four (4) business days following the date of such amendment or waiver.
Shareholder Litigation
          On August 28, 2006, a derivative action was filed in the Circuit Court of Milwaukee County, Civil Division, against certain of our former executive officers, and all of the then-current members of our Board. The plaintiffs allege that each of the individual defendants breached fiduciary duties to us by violating generally accepted accounting principles, willfully ignoring problems with accounting and internal control practices and procedures and participating in the dissemination of false financial statements and also allege that we and the director defendants failed to hold an annual meeting of shareholders for 2006 in violation of Wisconsin law. The plaintiffs ask for unspecified amounts in damages and costs, as well as equitable relief. In response to the filing of this action, our Board formed a Special Litigation Committee, which committee has full authority to investigate the allegations of the derivative complaint and determine whether pursuit of the claims against any or all of the individual defendants would be in our best interest. The Special Litigation Committee’s investigation is substantially complete.

MANAGEMENT
Directors
          For the names of and biographical information regarding each of the directors and a discussion of Board committees, see the discussions under the headings “Proposal One: Election of Directors” and “Corporate Governance.”
Executive Officers
          The names of our current executive officers, and their respective ages and positions with our Company, are as follows:

Name	Age	Position
Kenneth D. Rardin	56	President and Chief Executive Officer, Director
Steven R. Norton	45	Executive Vice President, Chief Financial Officer and Treasurer
Gary D. Bowers	54	President, Merge Healthcare North America
Jacques F. Cornet	51	President, Merge Healthcare EMEA
Loris Sartor	49	Senior Vice President, and President, Cedara Software Corp.
          Mr. Rardin’s biography appears above under the heading “Proposal One: Election of Directors.”
          Steven R. Norton joined us as Executive Vice President, Chief Financial Officer and Treasurer effective January 8, 2007. Previously, Mr. Norton was senior vice president and chief financial officer at Manhattan Associates, a provider of supply chain management software and systems, from January 2005 to March 2006. From November 1999 to January 2005, Mr. Norton was employed as executive vice president and chief financial officer for Concurrent Computer Corporation, a publicly traded technology company that offers video–on–demand and real–time computer processing solutions. Additionally, Mr. Norton held senior finance positions at LHS Group, and was an auditor with Ernst & Young, and KPMG LLP. Mr. Norton received his Bachelor of Arts degree from Michigan State University.
          Gary D. Bowers was appointed Senior Vice President, Strategic Business Initiatives in November 2006 and was promoted to President, Merge Healthcare North America in February 2007. He joined us as Vice President in September 2006. Prior to joining us, Mr. Bowers was senior vice president, product technology for Park City Solutions from October 2004 to November 2005, and was a general partner of Rardin Capital Management, a technology and financial consulting firm, from December 1999 to September 2004. Mr. Bowers holds a B.A. in Statistics from the University of Rochester.
          Jacques F. Cornet was appointed President — Merge Healthcare EMEA (Europe, Middle East, Africa) in November 2006. He was formerly Vice President Business Development and Strategic Marketing of Cedara. Before joining Cedara in mid-2000, Mr. Cornet held several strategic business management positions at ADAC Laboratories (now part of Philips Medical Systems) in the U.S., GE HealthCare in Europe and the U. S. and GE Calma in Europe. Mr. Cornet holds an M. Sc. Degree in ElectroMechanical and Computer Sciences and Executive Marketing from HEC France.
          Loris Sartor was appointed President of Cedara in November 2006. He formerly held various positions with Cedara, including Director of the Platforms Products Division, Product Vice President, Divisional Vice President of Engineering and Customer Solutions, and most recently Vice President of Sales. Prior to joining Cedara, Mr. Sartor held several technical and management positions in the Sietec Open Systems division at Siemens Electric Ltd., as well as various other technical positions within the software industry. Mr. Sartor holds a Bachelor of Applied Science and Engineering Degree (Computer Science Option) and an M.B.A. from the University of Toronto.

COMPENSATION DISCUSSION AND ANALYSIS
[To be included in Definitive Proxy Statement]
COMPENSATION COMMITTEE REPORT
[To be included in Definitive Proxy Statement]
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
     [To be included in Definitive Proxy Statement]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table shows, as of March 26, 2007, the beneficial ownership of shares of our Common Stock, by: (i) each person that is known to us to beneficially own or exercise the voting or dispositive control of five percent (5%) or more of the outstanding Common Stock; (ii) each of our directors and named executive officers for 2006 (including Messrs. Linden, Mortimore, Pedlar, Veech and White, each of whom is no longer associated with us); and (iii) all of our directors and current executive officers as a group. Except as otherwise indicated in the footnotes to the table, each of the persons named below has sole voting and investment power with respect to the shares shown as beneficially owned by such person. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire the beneficial ownership within sixty (60) days.

	Shares Beneficially	Percentage of Total
Name and Address of Beneficial Owner (1)	Owned (2) (3)	Outstanding
FMR Corp. (4)	2,935,300	8.66%
Glenhill Advisors, LLC (5)	1,900,000	5.60%
Silver Point Capital, L. P. (6)	1,734,500	5.12%
Robert A. Barish, M. D.	77,781	(*	)
Gary D. Bowers	25,451	(*	)
Dennis Brown	45,284	(*	)
Jacques F. Cornet	43,299	(*	)
Michael D. Dunham	151,912	(*	)
Robert T. Geras	320,591	(*	)
Anna Marie Hajek	57,983	(*	)
R. Ian Lennox (7)	44,675	(*	)
Richard A. Linden	256,850	(*	)
Kevin E. Moley	21,249	(*	)
William C. Mortimore	310,947	(*	)
Steven M. Oreskovich	60,949	(*	)
Brian E. Pedlar	73,223	(*	)
Kevin G. Quinn	15,000	(*	)
Ramamritham Ramkumar	36,178	(*	)
Kenneth D. Rardin	130,500	(*	)
Richard A. Reck	73,439	(*	)
Loris Sartor (7)	67,058	(*	)
Scott T. Veech	22,250	(*	)
Robert J. White	150,000	(*	)
All current directors and executive officers as a Group (15 persons)	1,133,050	3.34%

(*)	Less than 1% of outstanding Common Stock.

(1)	The business address of each beneficial owner who is also a director or executive officer of our Company is c/o Merge Technologies Incorporated, 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214–5650. The business address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The business address of Glenhill Advisors, LLC, is 598 Madison Avenue, 12th Floor, New York, New York 10022. The business address of Silver Point Capital, L. P., is Two Greenwich Plaza, 1st Floor, Greenwich, Connecticut 06830.

(2)	Except pursuant to applicable marital property laws or as indicated otherwise in the footnotes to this table, to our knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all Common Stock shown as beneficially owned by such beneficial owner.

(3)	Share amounts include the following numbers of shares of Common Stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within sixty (60) days of March 26,

2007: 15,000 for Dr. Barish; 25,000 for Mr. Bowers; 45,000 for Mr. Brown; 41,656 for Mr. Cornet; 122,500 for Mr. Dunham; 67,500 for Mr. Geras; 50,000 for Ms. Hajek, 41,740 for Mr. Lennox; 15,000 for Mr. Moley; 60,000 for Mr. Oreskovich; 73,223 for Mr. Pedlar; 15,000 for Mr. Quinn; 26,178 for Mr. Ramkumar; 112,500 for Mr. Rardin; 45,411 for Mr. Reck; 41,958 for Mr. Sartor; 150,000 for Mr. White; and 683,193 for all current directors and executive officers as a group.

(4)	As reported on a Schedule 13G/A filed with the Commission on February 14, 2007, jointly by FMR Corp., a registered investment advisor, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and a registered investment advisor, Edward C. Johnson 3d, Chairman of FMR Corp., and members of the family of Edward C. Johnson 3d (collectively, “FMR Corp.”) with respect to the number of shares beneficially owned by FMR Corp. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and its subsidiaries, each has sole dispositive power with respect to the number of shares beneficially owned.

(5)	As reported on a Schedule 13G/A filed with the Commission on February 14, 2007, jointly by Glenhill Advisors, LLC, Glenn J. Krevlin and Glenhill Capital Management, LLC. Mr. Krevlin is the managing member and control person of Glenhill Advisors, LLC and Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. According to the Schedule 13G/A, each of Glenhill Advisors, LLC and Mr. Krevlin have sole voting and dispositive power and Glenhill Capital Management, LLC has shared voting and dispositive power with respect to the number of shares beneficially owned.

(6)	As reported on a Schedule 13G/A filed with the Commission on February 14, 2007, jointly by Silver Point Capital, L. P., a Delaware limited partnership, Edward A. Mule and Robert J. O’Shea (collectively, “Silver Point”), with respect to the ownership of 1,734,500 shares of our Common Stock (the “Shares”) by Silver Point Capital Fund, L. P. and Silver Point Capital Offshore Fund, Ltd. (collectively, the “Funds”). Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point and each of Messrs. Mule and O’Shea is a member of Management and has voting and investment power with respect to the Shares held by the Funds, and may each be deemed to be a beneficial owner of the Shares. Silver Point, Management, and Messrs. Mule and O’Shea disclaim beneficial ownership of the Shares, except to the extent of any pecuniary interest. Silver Point, Mr. Mule and Mr. O’Shea share voting and dispositive power with respect to the Shares.

(7)	Includes 2,935 and 100 non–voting exchangeable shares of Merge Cedara ExchangeCo Limited, which exchangeable shares may be exchanged on a one–to–one basis for shares of the Company’s Common Stock, owned by Messrs. Lennox and Sartor, respectively.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our executive officers, members of our Board, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of our equity securities with the United States Securities and Exchange Commission (“Commission”). The Commission requires executive officers, directors and greater than ten percent (10%) Shareholders to furnish us with copies of all these forms filed with the Commission.
          To our knowledge, based solely upon our review of the copies of these forms received by us, or written representations from certain reporting persons that no additional forms were required for those persons, we believe that all of our executive officers and directors complied with their reporting obligations during 2006.

PROPOSAL TWO: AMENDMENT OF ARTICLES OF INCORPORATION
          Our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) currently specify the name of the Company as “Merge Technologies Incorporated.” Our Board is proposing an amendment to the Articles of Incorporation to change the Company’s name to “Merge Healthcare Incorporated.” If the shareholders approve this proposal, then Article I of our Articles of Incorporation will be amended to read in its entirety as follows:

The name of the Corporation is MERGE HEALTHCARE INCORPORATED.
          The name change is intended to better reflect the nature of our business. Our Board believes that “Merge Technologies” is no longer reflective of our business as it exists today – that is, the development of clinical and medical imaging software applications and development tools that we believe are on the forefront of medicine and medical imaging software solutions and that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Since March 1, 2007, we have been doing business under the name “Merge Healthcare” for our parent corporation, and the names “Merge Healthcare North America” and “Merge Healthcare EMEA” for our direct end-user businesses in North America and Europe, Middle East and Africa, respectively. Changing our corporate and brand names to “Merge Healthcare Incorporated” emphasizes our exclusive focus on healthcare-related solutions, software and services. We propose to change the Company’s formal, legal name to Merge Healthcare Incorporated to reinforce that branding. The name change will not alter any rights of Shareholders.
          RECOMMENDATION OF THE BOARD: The Board recommends a vote “FOR” changing the Company name to “Merge Healthcare Incorporated.”

REPORT OF THE AUDIT COMMITTEE
          The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 (“Securities Act”) or the Exchange Act.
          The Audit Committee has adopted certain pre-approval categories for each fiscal year. These categories relate to auditor assistance with periodic filings with the Commission, auditor assistance with Board approved capital raising or debt financing, auditor assistance with Board approved acquisitions, auditor assistance with due diligence, required responses to Commission comment letters, and auditor assistance with routine tax matters.
          We, the members of the Audit Committee of the Company, represent the following:
1.	The Audit Committee has reviewed and discussed the Company’s audited financial statements with management of the Company;

2.	The Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented;

3.	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with KPMG LLP its independence; and

4.	Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Commission.

Dennis Brown, Chair	Robert T. Geras	Ramamritham Ramkumar	Richard A. Reck

INDEPENDENT PUBLIC ACCOUNTANTS
          KPMG LLP is our independent public accountant and has audited our consolidated balance sheets as of December 31, 2006, and December 31, 2005, and the consolidated statements of operations, Shareholders’ equity, comprehensive income (loss) and cash flows for each of the three years ended December 31, 2006, as stated in their reports appearing in our Annual Report on Form 10-K.
          Representatives of KPMG LLP will be present at our Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
          The following table presents fees billed for professional services rendered for the audit of our annual financial statements for 2006 and 2005 and fees billed for other services rendered during 2006 and 2005 by KPMG LLP:

	2006	2005
Audit fees (1)	$1,085,000	$2,690,000
Tax fees (2)	6,000	—
All other fees	1,500	1,500

Total fees	$1,092,500	$2,691,500

(1)	Audit fees include fees for the annual financial statement audit, quarterly reviews, audit of internal control over financial reporting, consents, review of registration statements and review of, and assistance with, Current Reports on Form 8-K.

(2)	Tax fees consist of fees for tax compliance and tax consulting in Canada.
          The Audit Committee of our Board has considered whether the provision of these services not related to the audit of the financial statements acknowledged above is compatible with maintaining the independence of KPMG LLP and is of the opinion that the provision of these services does not compromise KPMG LLP’s independence.
          The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.
ANNUAL REPORT ON FORM 10-K
          We will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Requests should be made to the Investor Relations Department at our principal executive offices located at 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-5650; telephone number (414) 977-4000 or at IR@mergehealthcare.com.
SHAREHOLDER PROPOSALS
          We did not receive any shareholder proposals for inclusion in this year’s Proxy Statement. If a Shareholder wishes to present a proposal to be included in the Proxy Statement for the next Annual Meeting of Shareholders, the proposal must be submitted in writing and received by our Corporate Secretary at our offices no later than February 4, 2008.
          To bring business before an Annual Meeting, a Shareholder must submit a timely notice that otherwise complies with the requirements of our By-laws. Our By-laws require, among other things, that the notice contain a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend our By-laws, the language of the proposed amendment, the Shareholder’s reasons for conducting the business at the meeting and any material interest in such business of the Shareholder. Our By-laws are available free of charge on file with the Commission, by searching the EDGAR archives at www.sec.gov, or by written request to our Corporate Secretary at 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-3151.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
          Shareholders who wish to communicate with our Board may send correspondence to our Corporate Secretary, Merge Technologies Incorporated, 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-3151. Our Corporate Secretary will submit your correspondence to our Board or the appropriate Board committee, as applicable. You may communicate directly with the Chairman of the Board by sending correspondence to Chairman of the Board of Directors, Merge Technologies Incorporated, 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-3151.
MAILINGS TO HOUSEHOLDS
          To reduce duplicate mailings, we are now sending only one copy of any proxy statement or annual report to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the Shareholders. Upon written request, we will promptly deliver a separate copy of the annual report or proxy statement to a Shareholder at a shared address.
          If you wish to receive separate copies of each proxy statement and annual report please notify us by writing or calling our Corporate Secretary at Merge Technologies Incorporated, 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-3151 or (414) 977-4000. If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple proxy statements and annual reports. To discontinue duplicate mailings, notify us by writing or calling our Corporate Secretary.

YOUR VOTE IS IMPORTANT. THE PROMPT
RETURN OF PROXIES WILL SAVE THE COMPANY
THE EXPENSE OF FURTHER REQUESTS FOR
PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE
AND RETURN THE ENCLOSED PROXY IN THE
ENCLOSED ENVELOPE.

2007 ANNUAL MEETING OF SHAREHOLDERS OF
MERGE TECHNOLOGIES INCORPORATED
May 11, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.    â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Elect eleven (11) individuals to serve as Directors until the next annual meeting of Shareholders or otherwise as provided in the Company’s Amended and Restated Bylaws (check one box).				2.	Approve the amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name to “Merge Healthcare Incorporated.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡	Robert A. Barish, M. D. Dennis Brown Michael D. Dunham		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	Robert T. Geras Anna Marie Hajek R. Ian Lennox
☐	FOR ALL EXCEPT	¡ ¡ ¡ ¡ ¡	Kevin E. Moley Kevin G. Quinn Ramamritham Ramkumar Kenneth D. Rardin Richard A. Reck
YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote FOR all director nominees and FOR proposal 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are hold jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

MERGE TECHNOLOGIES INCORPORATED
6737 WEST WASHINGTON STREET
SUITE 2250
MILWAUKEE, WISCONSIN 53214–5650
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Steven M. Oreskovich and Gregory S. Wilson, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $0.01 per share, of Merge Technologies Incorporated (the “Company”) held of record by the undersigned on March 26, 2007, at the 2007 Annual Meeting of Shareholders to be held on May 11, 2007, or any adjournment or postponement thereof.
      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.
(Continued and to be signed on the reverse side)